Exhibit 99.1

For more information, contact:
Tom Miller Chief Financial Officer (818) 444-2325 tmiller@ixiacom.com	Michael Attar Director Investor Relations (818) 444-2330 mattar@ixiacom.com
Ixia Announces First Quarter Results
CALABASAS, CA— April 20, 2006—Ixia (Nasdaq: XXIA) today reported financial results for the first quarter ended March 31, 2006.
Net revenues for the first quarter of 2006 were $38.9 million, which represents a year-over-year increase of 1% from the first quarter of last year. During the first quarter of 2006 Ixia adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). Net income on a GAAP basis for the first quarter of 2006 was $0.5 million, or $0.01 per diluted share, compared to net income of $9.3 million, or $0.14 per diluted share, for the first quarter of 2005.
Ixia’s 2006 first quarter GAAP results include non-cash charges of $4.9 million related to stock-based compensation, $1.5 million for the amortization of acquired intangible assets, and a net tax benefit of $1.9 million related to these items. Excluding the effects of these items, non-GAAP net income for the first quarter of 2006 was $5.0 million, or $0.07 per diluted share, compared to $8.8 million, or $0.13 per diluted share, for the comparable period in 2005. First quarter 2005 non-GAAP results excluded non-cash charges of $1.3 million related to the amortization of acquired intangible assets and a net tax benefit of

$1.8 million related to the tax effects of the amortization of the acquired intangible assets and tax benefits related to previously recognized stock-based compensation.
“While the first quarter was a challenging one, Ixia continued to position itself for future growth opportunities,” commented Errol Ginsberg, President and Chief Executive Officer of Ixia. “During the quarter, we added over 70 new customers and had strong results in key international markets, notably China and India. Additionally, our carrier business generated strong sequential sales growth, as we benefit from demand generated by our customers’ roll-out of triple play services. We had our best quarter ever for 10 Gigabit Ethernet and a record quarter for important software products IxScriptMate and IxLoad. All of these results point to the underlying long term strength of our business.”
“I remain confident that Ixia is on the right course,” added Mr. Ginsberg. “I believe that Ixia is better positioned now, with a more robust suite of products, increased development capabilities, and broader sales reach than at any time in the Company’s history. Underlying trends, from increasingly complex networks, to the rapid adoption of new technologies like 10 Gigabit Ethernet and the roll-out of triple play services, underscore the importance of advanced IP performance test systems and the opportunities ahead for Ixia.”
During the first quarter ended March 31, 2006, Ixia increased its cash, cash equivalents and investments by nearly $2 million to over $203 million, after taking into account approximately $5 million paid during the quarter to acquire the mobile video and multimedia test business of Dilithium Networks.
Ixia will host a conference call today for analysts and investors to discuss its 2006 first quarter results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call will be accessible from the “Investors” section of Ixia’s Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web site for 90 days.

Non-GAAP Information
Certain non-GAAP financial measures are included in this press release. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. By excluding certain non-cash charges, as well as the related tax effects, our non-GAAP results provide information to both management and investors that is useful in assessing Ixia’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods. The presentation of this additional information is not meant to be considered a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
Ixia is a leading provider of performance test systems for IP-based infrastructure and services. Its highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments, and enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Ixia’s Triple Play test systems address the growing need to test voice, video, and data services and network capability under real-world conditions. Ixia’s vision is to be the world’s pre-eminent provider of solutions to enable testing of next generation IP Triple Play networks. Ixia’s test systems utilize a wide range of industry-standard interfaces, including Ethernet, SONET, ATM, and wireless connectivity, and are distinguished by their performance, accuracy, reliability, and adaptability to the industry’s constant evolution.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; 818-871-1800, Fax: 818-871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia and the Ixia four petal logo are registered trademarks of Ixia. IxScriptMate and IxLoad are trademarks of Ixia. Other trademarks are the property of their respective owners.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things: consistency of orders from significant customers, our success in developing and producing new products, and market acceptance of our products. These and other risk factors that may affect Ixia’s financial results in the future are discussed in Ixia’s periodic SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2005. Ixia undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,663	$51,837
Short-term investments in marketable securities	139,333	124,456
Accounts receivable, net	30,358	31,565
Inventories	10,616	9,846
Deferred income taxes	5,237	4,401
Prepaid expenses and other current assets	3,872	3,519

Total current assets	240,079	225,624

Investments in marketable securities	13,379	25,392
Property and equipment, net	21,652	19,750
Deferred income taxes	4,910	10,004
Goodwill	16,717	13,468
Other intangible assets, net	21,482	20,462
Other assets	549	315

Total assets	$318,768	$315,015

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,511	$2,872
Accrued expenses	12,840	12,399
Deferred revenues	8,524	8,338
Income taxes payable	5,089	4,131

Total current liabilities	28,964	27,740

Deferred revenues	417	528
Deferred income taxes	—	4,651

Total liabilities	29,381	32,919

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized, 66,785 and 66,580 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	128,260	126,792
Additional paid-in capital	73,432	68,098
Retained earnings	87,695	87,206

Total shareholders’ equity	289,387	282,096

Total liabilities and shareholders’ equity	$318,768	$315,015

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three months ended
	March 31,
	2006	2005
	(unaudited)
Net revenues	$38,852	$38,414
Cost of revenues(1)	6,999	5,845
Amortization of purchased technology	1,056	942

Gross profit	30,797	31,627

Operating expenses(2):
Research and development	10,560	7,546
Sales and marketing	14,744	9,475
General and administrative	5,654	3,605
Amortization of intangible assets	399	342

Total operating expenses	31,357	20,968

Income (loss) from operations	(560)	10,659
Interest and other, net	2,101	896

Income before income taxes	1,541	11,555
Income tax expense	1,052	2,226

Net income	$489	$9,329

Earnings per share:
Basic	$0.01	$0.15
Diluted	$0.01	$0.14

Weighted average number of common and common equivalent shares outstanding:
Basic	66,635	63,355
Diluted	69,035	68,516

(1)Stock-based compensation included in:
Cost of revenues	$237	$—

(2)Stock-based compensation included in:
Research and development	$1,842	$—
Sales and marketing	2,032	—
General and administrative	791	—

	$4,665	$—

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended March 31, 2006
	GAAP	Adjustments		Non-GAAP
Net revenues	$38,852	$—		$38,852
Cost of revenues	6,999	(237	) (1)	6,762
Amortization of purchased technology	1,056	(1,056	) (2)	—

Gross profit	30,797	1,293		32,090

	79.3%			82.6%

Operating expenses:
Research and development	10,560	(1,842	) (1)	8,718
Sales and marketing	14,744	(2,032	) (1)	12,712
General and administrative	5,654	(791	) (1)	4,863
Amortization of intangible assets	399	(399	) (2)	—

Total operating expenses	31,357	(5,064)		26,293

	80.7%			67.7%

Income (loss) from operations	(560)	6,357		5,797
Interest and other, net	2,101	—		2,101

Income before income taxes	1,541	6,357		7,898
Income tax expense	1,052	1,878	(3)	2,930

Net income	$489	$4,479		$4,968

Earnings per share:
Basic	$0.01	$0.06	(4)	$0.07
Diluted	$0.01	$0.06	(4)	$0.07

Weighted average number of common and common equivalent shares outstanding:
Basic	66,635	—		66,635
Diluted	69,035	17	(5)	69,052

(1)	The adjustment represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”).

(2)	The adjustment represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, the acquisition of the mobile video and multimedia test business of Dilithium Networks, and the acquisitions of G3 Nova Technologies, Inc. and Communication Machinery Corporation.

(3)	The adjustment represents the income tax effects of the adjustments noted in footnotes (1) and (2).

(4)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1), (2) and (3).

(5)	The adjustment represents the impact of FAS 123R on diluted common equivalent shares outstanding.

IXIA
Impact of Non-GAAP Adjustments on Net Income
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended March 31, 2005
	GAAP	Adjustments		Non-GAAP
Net revenues	$38,414	$—		$38,414
Cost of revenues	5,845	—		5,845
Amortization of purchased technology	942	(942	) (1)	—

Gross profit	31,627	942		32,569

	82.3%			84.8%

Operating expenses:
Research and development	7,546	—		7,546
Sales and marketing	9,475	—		9,475
General and administrative	3,605	—		3,605
Amortization of intangible assets	342	(342	) (1)	—

Total operating expenses	20,968	(342)		20,626

	54.6%			53.7%

Income from operations	10,659	1,284		11,943
Interest and other, net	896	—		896

Income before income taxes	11,555	1,284		12,839
Income tax expense	2,226	1,765	(2)	3,991

Net income	$9,329	$(481)		$8,848

Earnings per share:
Basic	$0.15	$(0.01	) (3)	$0.14
Diluted	$0.14	$(0.01	) (3)	$0.13

Weighted average number of common and common equivalent shares outstanding:
Basic	63,355	—		63,355
Diluted	68,516	—		68,516

(1)	The adjustment represents the amortization of intangible assets related to the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation, and the acquisition of G3 Nova Technologies, Inc.

(2)	The adjustment represents the income tax effects of footnote (1) and tax benefits related to previously recognized stock-based compensation.

(3)	The adjustment represents the earnings per share effect of the adjustments noted in footnotes (1) and (2).